SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐         Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12

Iron Mountain Incorporated
(Name of Registrant as Specified In Its Charter)

Elliott Associates, L.P. Elliott International, L.P.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

On April 18, 2011, Elliott Associates, L.P. and Elliott International, L.P. (together, “Elliott”) reached an agreement with Iron Mountain Incorporated (the “Company”), pursuant to which Elliott has agreed to withdraw its slate of Board nominees and the Company has agreed to support one of Elliott’s nominees at the 2011 Annual Meeting of Stockholders of the Company and to add another independent director following the meeting. The full terms of the agreement have been publicly disclosed by the Company. In accordance with this agreement, Elliott is withdrawing its preliminary proxy statement filed with the Securities and Exchange Commission and does not intend to solicit proxies at the 2011 Annual Meeting of Stockholders of the Company.